23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-17683, 333-58286, 333-106798, 333-110712, and
No. 333-108954) and the Registration Statements on Form S-8 (Nos. 33-93658, 333-43452, 333-62497, and 333-89284) of ParkerVision, Inc. and its subsidiary of our report dated February 28, 2004 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Form10-K.

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

Jacksonville, Florida
March 12, 2004